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                                                                      EXHIBIT 11
VARCO INTERNATIONAL, INC.
STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

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                                                   THREE MONTHS ENDED       NINE MONTHS ENDED
                                                   SEPTEMBER 30, 1995      SEPTEMBER 30, 1995
                                                   ------------------      ------------------
A. CALCULATION OF ADJUSTED EARNINGS

   Net Income After Tax                                    $3,681,000             $11,997,000
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                                                                Total Number   Average Number   Stock Option    Shares Used
                                                 Number of   of Shares after        of Shares     Equivalent   To Calculate
                                                      Days          Weighing      Outstanding         Shares            EPS
                                                 ---------   ---------------   --------------   ------------   ------------
B. CALCULATION OF AVERAGE SHARES OUTSTANDING

   Common Stock Outstanding from time-to-time during:

    Three Months Ended September 30, 1995               92     2,794,794,140       30,378,197        262,238     30,640,435
    Nine Months Ended September 30, 1995               273     8,640,095,493       31,648,701        262,238     31,910,939

C. CALCULATION OF EARNINGS PER SHARE

   Income Per Share =        Net Income After Tax
                             -------------------------
                             Total Shares Outstanding

   Income Per Share =

    Three Months Ended September 30, 1995         3,681,000            =               $0.12
                                            ---------------
                                                 30,640,435

    Nine Months Ended September 30, 1995         11,997,000            =               $0.38
                                            ---------------
                                                 31,910,939
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